UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 24, 2008

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jill Spencer, Executive Vice President, Chief Operating Officer and Corporate Secretary of the Federal Home Loan Bank of Atlanta (the "Bank") will relinquish her role as Chief Operating Officer and the board of directors of the Bank has approved the appointment of Ms. Spencer as Executive Vice President, General Counsel, Chief Strategy Officer, and Corporate Secretary. These changes will be effective August 1, 2008.

On July 24, 2008, the board of directors of the Bank awarded, based upon recommendation of the Governance and Compensation Committee of the board of directors and its consideration of management's progress in the areas of risk management and corporate governance during the first half of 2008, a cash bonus for the following executive officers who were named executive officers in the Bank's Annual Report on Form 10-K for the year ended December 31, 2007, in the amounts listed below:

Named Executive Officer	Award
Steven J. Goldstein, Executive Vice President and Chief Financial Officer	$ 44,325
Jill Spencer, Executive Vice President and Chief Operating Officer	$ 52,031
W. Wesley McMullan, Executive Vice President and Director, Financial Management	$ 52,425

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: July 29, 2008	By: /s/ Richard A. Dorfman
Richard A. Dorfman
President and
Chief Executive Officer